Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849

1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to (1) the inclusion or incorporation by reference into the Registration Statement on Form S-3 (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP of our report, dated July 1, 2014, with respect to our audit of estimates of reserves and future net revenues attributable to the leasehold interest to be acquired by Memorial Production Operating LLC in certain properties owned by Merit Energy Company, as of March 31, 2014; and (2) all references to our firm or such report included or incorporated by reference into the Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Registration No. F-1580

Houston, Texas

October 14, 2014

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790

621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258